As filed with the Securities and Exchange Commission on June 12, 2009                                                                                                                                                     File No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact name of issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1807304 (I.R.S. Employer Identification Number)

United Community Banks, Inc.
63 Highway 515
Blairsville, Georgia 30512
(706) 781-2265
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Jimmy C. Tallent 63 Highway 515 Blairsville, Georgia 30512 (706) 781-2265 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James W. Stevens
Kilpatrick Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, Georgia  30309-4530
(404) 815-6500

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(2)	(2)	(2)	(2)
Preferred Stock	(2)	(2)	(2)	(2)
Debt Securities	(2)	(2)	(2)	(2)
Warrants	(2)	(2)	(2)	(2)
Total	$150,000,000 (3)	(2)	$150,000,000 (3)	$8370.00 (4)

(1)
An indeterminate aggregate principal amount or number of securities is being registered that may be offered or sold hereunder from time to time.  Common stock, preferred stock and debt securities may be issued upon the exercise of warrants and may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder.  Securities being registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Not specified as to each class of securities being registered pursuant to General Instruction II.D. to Form S-3 and Rule 457(o) under the Securities Act of 1933.

(3)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.  The maximum aggregate public offering price of the Common Stock, Preferred Stock, Debt Securities and Warrants registered hereby will not exceed $150,000,000.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933. Exclusive of accrued interest, if any, on the debt securities.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2009

PROSPECTUS

$150,000,000

The following are the types of securities that we may offer and sell from time to time:

●	shares of common stock, $1.00 par value per share,
●	shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities,
●	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;
●	warrants to purchase our common stock or preferred stock; and
●	any combination of the foregoing securities.

This prospectus provides you with a general description of the securities we may offer.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI”.  The aggregate initial offering price of the securities that we offer will not exceed $150,000,000.  We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering.  The specific terms for each security will be included in a prospectus supplement which will contain information on the offering terms, the initial public offering price, and the net proceeds we will receive from securities sales.

For more detail, see “Description of Common Stock”, “Description of Preferred Stock”, “Description of Debt Securities” and “Description of Warrants”.

Investing in our securities involves a high degree of risk.  We urge you to carefully read the section entitled “Risk Factors” before you decide to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.  An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

We may sell securities directly to you, through agents we select, or through underwriters and dealers we select.  If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.  Our net proceeds from securities sales will be the initial public offering price minus any applicable underwriter’s discount, agent’s commission, and other offering expenses.

The date of this prospectus is June ___, 2009.

TABLE OF CONTENTS

Page

Where You Can Find More Information	ii
Incorporation of Certain Documents by Reference	ii
About this Prospectus	1
Risk Factors	2
Business	2
Ratios of Earnings to Fixed Charges	3
Use of Proceeds	3
Description of Common Stock	4
Description of Preferred Stock..	6
Description of Debt Securities	6
Description of Warrants	17
Plan of Distribution	18
Legal Matters	19
Experts	19
A Warning about Forward Looking Information	20

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you.  We have not authorized anyone to provide you with information that is different from such information.  If anyone provides you with different information, you should not rely on it.  You should assume that the information contained in this prospectus, any prospectus supplement and any free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference herein or therein is accurate only as of the date given in the document incorporated by reference.

References to our website have been provided for reference only, and information on our website does not constitute part of this prospectus.  Neither this prospectus nor any prospectus supplement or free writing prospectus is an offer to sell or the solicitation of an offer to buy our common stock in any circumstances or jurisdictions where the offer or sale is not permitted.

i

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, which means that we are required to file reports, proxy statements, and other information, all of which are available at the Public Reference Section of the Securities and Exchange Commission at Room 1580, 100 F. Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the reports, proxy statements, and other information from the Public Reference Section of the SEC, at prescribed rates, by calling 1-800-SEC-0330.  The SEC maintains a website on the Internet at http://www.sec.gov where you can access reports, proxy, information and registration statements, and other information regarding registrants that file electronically with the SEC through the IDEA system.

We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus.  As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.  You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates important business and financial information about United which is not included in or delivered with this prospectus.  The following documents previously filed by United are incorporated by reference into this prospectus:

●	United’s Form 10-K for the fiscal year ended December 31, 2008;

●	United’s Proxy Statement for the 2009 Annual Meeting;

●	United’s Form 10-Q for the quarter ended March 31, 2009;

●	All other reports filed by United pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2008; and

●	All documents filed after the date of this prospectus and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus.  You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Lois Rich, Investor Relations, United Community Banks, Inc., at 63 Highway 515, Blairsville, Georgia 30512, telephone number (706) 781-2265.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that United Community Banks, Inc filed with the Securities and Exchange Commission using a shelf registration process.  Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.  We may sell:

●	shares of common stock, $1.00 par value per share,
●	shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities,
●	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;
●	warrants to purchase our common stock or preferred stock; and
●	any combination of the foregoing securities.

To understand the terms of the securities issuable under this prospectus, you should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus we may authorize to be delivered to you.  This prospectus provides you with a general description of the common stock, preferred stock, debt securities, and warrants. Each time we sell common stock, preferred stock, debt securities, or warrants, we will provide an applicable prospectus  supplement that will contain specific information about the terms of that offering.  That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities.  The applicable prospectus supplement may also add, update, or change information in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.  You should also read the documents referenced under the heading “Where You Can Find More Information” for information on United Community Banks, Inc. and its financial statements.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC website or at the SEC’s office mentioned under the heading “Where You Can Find More Information”.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus.  The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results.  Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.  Please also read carefully the section below entitled “A Warning About Forward Looking Statements”.

BUSINESS

This prospectus provides you with a general description of United, the securities issuable under this prospectus and the offering.  The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities.

United Community Banks, Inc., Blairsville, Georgia, is the third-largest bank holding company headquartered in Georgia.  United conducts substantially all of its operations through 27 separate “community banks” with 108 locations in north Georgia, metro Atlanta, coastal Georgia, western North Carolina and east Tennessee.  United’s community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured loans, wire transfers, brokerage services and other financial services.

United also operates, as a division of its Georgia bank subsidiary, United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, and Brintech, Inc., a New Smyrna Beach, Florida based consulting firm for the financial services industry.  United owns an insurance agency, United Community Insurance Services, Inc., known as United Community Advisory Services through its Georgia bank.  Additionally, United provides retail brokerage services through an affiliation with a third party broker/dealer.

At March 31, 2009, United had total consolidated assets of approximately $8.1 billion, total consolidated loans of approximately $5.6 billion, total consolidated deposits of approximately  $6.6 billion, and total consolidated shareholders’ equity of approximately $889 million.

_______________

United was incorporated in 1987 as a Georgia corporation.  United’s principal executive offices are located at 63 Highway 515, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265.  United’s website is www.ucbi.com.

For a complete description of our business, financial condition, results of operations and other important information regarding United, we refer you to our filings with the SEC incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2008, United’s Proxy Statement for United’s 2009 Annual Meeting and United’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, each of which is incorporated herein by reference.  For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges and our ratio of earnings to fixed charges excluding interest on deposits for the three-month period ended March 31, 2009, and for each of the years in the five-year period ended December 31, 2008.

	Three Months	Year Ended December 31,
	Ended March 31, 2009	2008	2007	2006	2005	2004
Including Interest on Deposits	(1.48)x	.56x	1.32x	1.52x	1.69x	1.95x
Excluding Interest on Deposits	(13.51)x	(2.17)x	2.87x	3.67x	3.13x	3.82x

(1)	Earnings consist of pre-tax income plus fixed charges less preferred stock dividends.
(2)
Fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest with rental expense.

(3)	The amount of pre-tax earnings required to achieve one-to-one coverage for the three months ended March 31, 2009 was $125 million and for the year ended December 31, 2008 was $102 million.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from any offering of these securities for general corporate purposes, which may include funding our bank and non-bank subsidiaries, financing business expansion, refinancing or extending the maturity of debt obligations, investments at the holding company level and stock repurchases.  The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus.  These summaries are not meant to be a complete description of each security.  This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security.  The accompanying prospectus supplement may add to, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

Our authorized common stock currently consists of 100,000,000 shares, $1.00 par value per share.  All voting rights are vested in the holders of the common stock.  Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting.  The shares do not have cumulative voting rights.  Upon liquidation, holders of our common stock will be entitled to receive on a pro rata basis, after payment or provision for payment of all of our debts and liabilities, and after all distributions payments are made to holders of our Series A Non-Cumulative Preferred Stock and our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, all of our assets available for distribution, in cash or in kind.

Subject to the right of holders of our Series A Non-Cumulative Preferred Stock and our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, to receive dividends, all shares of our common stock are entitled to share equally in any dividends that our board of directors may declare on our common stock from sources legally available for distribution.  We have informally committed to the Federal Reserve that we will not declare or pay dividends on any of our common or preferred stock without Federal Reserve approval.

As of May 31, 2009, 48,534,060 shares of common stock were issued and outstanding, exclusive of 274,741 shares held as treasury shares, 2,182,297 shares were reserved for issuance upon the exercise of outstanding warrants, 177,159 shares were reserved for issuance under United’s deferred compensation plan and 3,501,031 shares of common stock were reserved for issuance upon the exercise of outstanding options and vesting of restricted stock.

Matters Relevant to Common Stock

Restrictions on Dividends, Distributions and Acquisition of Common Stock

Upon issuance of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, on December 5, 2008, the ability of United to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its common stock is subject to restrictions, including United’s restriction against increasing dividends from the last quarterly cash dividend per share, as adjusted for United’s subsequent stock dividends and other similar actions, declared on the common stock prior to December 5, 2008.  The redemption, purchase or other acquisition of United’s common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances, also is restricted.  These restrictions will terminate on the earlier of (1) the third anniversary of the date of issuance of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and (2) the date on which the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, has been redeemed in whole or the United States Department of the Treasury has transferred all of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, to third parties.

In addition, the ability of United to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration shares of its common stock  will be subject to restrictions in the event that United fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Fixed Rate Cumulative Perpetual Preferred Stock, Series B.

Ability to Consider Other Constituencies

Our articles of incorporation permit our board of directors, in determining what is believed to be in the best interest of United and our shareholders, to consider the interests of our employees, customers, suppliers and creditors, the communities in which our offices are located and all other factors that they consider pertinent, in addition to considering the effects of any actions on United and our shareholders.  This provision permits our board of directors to consider numerous judgmental or subjective factors affecting a proposal, including some non-financial matters, and on the basis of these considerations may oppose a business combination or some other transaction which, viewed exclusively from a financial perspective, might be attractive to some, or even a majority, of our shareholders.

Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation specifically provide that neither the articles of incorporation nor the bylaws of United may be amended without the affirmative vote of the holders of two-thirds of the shares issued and outstanding and entitled to vote thereon, except for provisions relating to increasing the number of authorized shares of our common and preferred stock.  This provision could allow the holders of 33.4% of our outstanding capital stock to exercise an effective veto over a proposed amendment to the articles or bylaws, despite the fact that the holders of 66.6% of the shares favor the proposal.  This provision protects, among other things, the defensive measures included in our articles of incorporation and bylaws by making more difficult future amendments to the articles of incorporation and bylaws that could result in the deletion or revision of such defensive measures.

Supermajority Approval of Interested Business Combinations

Our articles of incorporation provide that if a proposed business combination between United and any interested shareholder is not approved by three-fourths of all of our directors then in office, the business combination must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares of our common stock, including the affirmative vote of the holders of at least 75% of the outstanding shares of common stock held by shareholders other than the interested shareholder.  This provision may discourage attempts by other corporations or groups to acquire control of United, without negotiation with management, through the acquisition of a substantial number of shares of our stock followed by a forced merger.  This provision may also enable a minority of our shareholders to prevent a transaction favored by a majority of the shareholders, and may discourage tender offers or other non-open market acquisitions of our common stock because of the potentially higher vote requirements for shareholder approval of any subsequent business combination.  Additionally, in some circumstances, our board of directors could, by withholding its consent to such a transaction, cause the 75%/75% shareholder vote to be required to approve a business combination, thereby enabling management to retain control over our affairs and their present positions with United.

Removal of Directors

Our articles of incorporation provide that a member of our board of directors may only be removed for cause, and only upon the affirmative vote of two-thirds of the outstanding shares of our capital stock entitled to vote thereon.  This provision may prevent a significant shareholder from avoiding board scrutiny of a proposed business combination by merely removing directors with conflicting views, and may encourage individuals or groups who desire to propose takeover bids or similar transactions to negotiate with the board of directors.  However, outside of the context of an acquisition attempt, it may serve as an impediment to a more legitimate need to remove a director.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, $1.00 par value per share, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as our board of directors may determine.  The preferred stock may be issued for any lawful corporate purpose without further action by our shareholders.  The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of our other shareholders.  In addition, shares of preferred stock could be issued with rights, privileges, and preferences which would deter a tender or exchange offer or discourage the acquisition of control of United.

As of May 31, 2009, 25,800 shares of Series A Non-Cumulative Preferred Stock were issued and outstanding and 180,000 shares of Fixed Rate Cumulative Preferred Stock, Series B, were issued and outstanding.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of the Debt Securities”. This summary refers to both indentures as the “indenture”.

We have summarized the general terms and provisions of the indenture below. The summary is not complete. The form of indenture for senior indebtedness and indenture for subordinated indebtedness have been incorporated by reference as exhibits to the registration statement and you should read the indentures for provisions that may be important to you. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We can issue an unlimited amount of debt securities under the indenture.  The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

●	the title of the debt securities;

●	the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

●	whether the debt securities will be senior or subordinated;

●	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●
the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, premium and interest on the debt securities will be payable;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.  The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. United, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

●
we are the surviving corporation or the successor person (if other than United) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of or premium on any debt security of that series when due and payable;

●	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

●
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our company; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	adversely affect the right to convert any debt security;

●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

●
depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

●
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

●
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

●	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

●
in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)           all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)           all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)           all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)           all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)           all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)           all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)           any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)           any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

●
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

●	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered under that applicable prospectus supplement and any contrary general terms outlined in this section that will not apply to those warrants.

We may issue warrants independently or together with debt securities.  The warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, all as stated in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants offered in this prospectus, including the following, if applicable:

●	the offering price;

●	the title of the warrants;

●	the designation and terms of any related debt securities with which the warrants are to be issued and the number of the warrants offered with each debt security;

●	the date, if any, on and after which the holder of the warrants can transfer them separately from the related debt securities;

●	the date on which the right to exercise the warrants will commence and the date on which this right will expire; and

●	whether the warrant certificates representing the warrants will be issued in registered or bearer form, and if registered, where they are transferred and registered.

A holder can exchange warrant certificates for new warrant certificates of different authorized denominations, and can exercise his or her warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Each warrant entitles the holder of that warrant to purchase the principal amount of securities at the price stated, or determinable in the applicable prospectus supplement.  A holder can exercise warrants during the period stated in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

A holder can exercise warrants as stated in the applicable prospectus supplement relating to the warrants.  We will, as soon as practicable, forward to you the securities purchased upon exercise.  If less than all of the warrants represented by the warrant certificates are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any prospectus supplement to or through one or more underwriters or dealers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.  We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.  We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement.  In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (1) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (2) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (3) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; (4) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (5) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (6) sales in other ways not involving market makers or established  trading  markets,  including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us.  In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market.  Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market.  None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI”.  Our preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange.  Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

LEGAL MATTERS

Kilpatrick Stockton LLP will provide an opinion as to the legality of the securities.  As of the date of this prospectus, members of Kilpatrick Stockton LLP participating in this matter own an aggregate of 40,000 shares of our common stock.

EXPERTS

The audited consolidated financial statements of United and its subsidiaries incorporated by reference in this prospectus have been audited by Porter Keadle Moore LLP, independent registered public accountants, as stated in their report dated February 24, 2009, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus (and other documents to which it refers) contains forward-looking statements regarding us, including, without limitation, statements relating to our expectations with respect to revenue, credit losses, levels of nonperforming assets, expenses, earnings and other measures of financial performance.  Words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets” or similar expressions are intended to identify forward-looking statements.   These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond our control).  The following factors, among others, could cause our financial performance to differ materially from the expectations expressed in such forward-looking statements:

●	the condition of the banking system and financial markets;
●	our limited ability to raise capital or maintain liquidity;
●	our ability to pay dividends;
●	our past operating results may not be indicative of future operating results;
●	our business is subject to the success of the local economies in which we operate;
●	our concentration of construction and land development loans is subject to unique risks that could adversely affect our earnings;
●	we may face risks with respect to future expansion and acquisitions or mergers;
●	changes in prevailing interest rates may negatively affect our net income and the value of our assets;
●	if our allowance for loan losses is not sufficient to cover actual loan losses, earnings would decrease;
●	competition from financial institutions and other financial service providers may adversely affect our profitability;
●	we may be subject to losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;
●	business increases, productivity gains and other investments are lower than expected or do not occur as quickly as anticipated;
●	competitive pressures among financial services companies increase significantly;
●	the success of our business strategy;
●	the strength of the United States economy in general;
●	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
●	inflation or market conditions fluctuate;
●	conditions in the stock market, the public debt market and other capital markets deteriorate;
●	financial services laws and regulations change;
●	technology changes and we fail to adapt to those changes;
●	consumer spending and saving habits change;
●	unanticipated regulatory or judicial proceedings occur; and
●	we are unsuccessful at managing the risks involved in the foregoing.

We caution that the foregoing list of factors is not exclusive and not to place undue reliance on forward-looking statements.  For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  Readers are cautioned not to place undue reliance on these forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.  All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$8,370
Nasdaq Global Select Market Listing Fee	50,000
Legal fees and expenses	100,000
Printing	100,000
Fees of accountants	100,000
Fees of trustee	15,000
Fees of warrant agent	15,000
Blue sky fees and expenses	10,000
Rating agency fees	15,000
Miscellaneous	86,630

Total	$500,000

Item 15.  Indemnification of Directors and Officers.

Our Articles of Incorporation provide that no director shall be personally liable to United or our shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the Georgia Business Corporation Code.

Our Bylaws require us to indemnify our directors, officers, employees, and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred in connection with various types of legal actions or proceedings instituted by third parties if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct specified therein.

In addition, our Bylaws require us to indemnify our directors, officers, employees, and agents for expenses actually and reasonably incurred in connection with legal actions or proceedings instituted by or in the right of United to procure a judgment in our favor, if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct set forth therein.  However, we will not indemnify a director, officer, employee, or agent for such expenses if such person is adjudged liable to us, unless so ordered by the court in which the legal action or proceeding is brought.

A determination concerning whether or not the applicable standard of conduct has been met by a director, officer, employee, or agent seeking indemnification must be made by (1) a disinterested majority of the board of directors, (2) our legal counsel, if a quorum of disinterested directors is not obtainable or if the disinterested directors so order, or (3) an affirmative vote of a majority of shares held by the shareholders.  No indemnification may be made to or on behalf of a director, officer, employee or agent in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.

As provided under Georgia law, the liability of a director may not be eliminated or limited (1) for any appropriation, in violation of his duties, of any business opportunity of United, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful corporate distributions or (4) for any transaction from which the director received an improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to limitations.

Item 16.  Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement.*

3.1
Restated Articles of Incorporation of United Community Banks, Inc. (incorporated herein by reference to Exhibit 3.1 to United Community Banks, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, File No. 0-21656, filed with the Commission on August 14, 2001).

3.2
Amendment to the Restated Articles of Incorporation of United Community Banks, Inc. (incorporated herein by reference to Exhibit 3.3 to United Community Banks, Inc.’s Registration Statement on Form S-4, File No. 333-118893, filed with the Commission on September 9, 2004).

3.3
Amended and Restated Bylaws of United Community Banks, Inc., dated September 12, 1997 (incorporated herein by reference to Exhibit 3.1 to United Community Banks, Inc.’s Annual Report on Form 10-K, for the year ended December 31, 1997, File No. 0-21656, filed with the Commission on March 27, 1998).

3.4
Amendment to the Amended and Restated Articles of Incorporation of United Community Banks, Inc. (incorporated herein by reference to Exhibit 3.1 to United Community Banks, Inc.’s current report on Form 8-K, filed with the Commission on December 5, 2008).

4.1	See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of the Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws, which define the rights of the Shareholders.

4.2	Form of Indenture for Senior Indebtedness.

4.3	Form of Indenture for Subordinated Indebtedness.

4.4	Form of Note.*

4.5	Form of Warrant.*

Exhibit No.	Exhibit

5.1	Opinion and Consent of Kilpatrick Stockton LLP.

8.1	Tax Opinion and Consent of Kilpatrick Stockton LLP.*

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Kilpatrick Stockton LLP (included as part of Exhibits 5.1 and 8.1).

24.1	Power of Attorney (included on the Signature Page to the Registration Statement).

25.1	Statement of Eligibility of Form T-1 of Trustee.*
____________________

* To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities and Exchange Act of 1934 and incorporated by reference.

Item 17.  Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)           The undersigned registrant hereby undertakes that:

(1)            For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)            For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, United Community Banks, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on June 12, 2009.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer
(Principal Executive Officer)

Know all men by these presents, that each person whose signature appears below constitutes and appoints Jimmy C. Tallent and Robert L. Head, Jr., or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 12, 2009.

Signature	Title

/s/ Jimmy C. Tallent	President, Chief Executive Officer and Director
Jimmy C. Tallent	(Principal Executive Officer)

/s/ Rex S. Schuette	Executive Vice President and Chief Financial Officer
Rex S. Schuette	(Principal Financial Officer)

/s/ Alan H. Kumler	Senior Vice President, Controller and Chief
Alan H. Kumler	Accounting Officer (Principal Accounting Officer)

Chairman of the Board
Robert L. Head, Jr.

/s/ W.C. Nelson, Jr.	Vice Chairman of the Board
W.C. Nelson, Jr.

Director
A. William Bennett

/s/ Robert Blalock	Director
Robert Blalock

[signatures continued on next page]

[signatures continued from previous page]

/s/ Cathy Cox	Director
Cathy Cox

/s/ Hoyt O. Holloway	Director
Hoyt O. Holloway

/s/ John D. Stephens	Director
John D. Stephens

/s/ Jimmy C. Tallent	Director
Jimmy C. Tallent

/s/ Tim Wallis	Director
Tim Wallis

EXHIBIT INDEX

Exhibit	Description of Exhibit

4.2	Form of Indenture for Senior Indebtedness.

4.3	Form of Indenture for Subordinated Indebtedness.

5.1	Opinion and Consent of Kilpatrick Stockton LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Kilpatrick Stockton LLP (included as part of Exhibit 5.1 and 8.1).

24.1	Power of Attorney (included on the Signature Page to the Registration Statement).